FORM 8-K

                     SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                              CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:       January 11, 1999

                     BIG SKY TRANSPORTATION COMPANY
       (Exact Name of Registrant as Specified in Its Charter)

       Montana                    1-7991                      81-0387503
(State of Incorporation)   (Commission File Number)      IRS Employer I.D. No.

                           1601 Aviation Place
                           Billings MT  59105
            (Address of Principal Executive Office and Zip Code)

                            Kim B. Champney
                      Big Sky Transportation Co.
                         1601 Aviation Place
                          Billings MT  59105
                            (406) 245-9449
(Name, Address & Telephone Number, Including Area Code, of Agent for Service)

                                 N/A
         (Former name or former address, if changed since last report)


Item 5.  Other Events.

     The registrant has entered into a letter of understanding with Northern Rockies Venture Fund Limited Partnership of Butte, Montana (NRVF) for an investment by NRVF and affiliates in the registrant's 1996 Series Common Stock in an amount no less than $125,000 and no greater than $225,000. Completion of the transaction is contingent upon finalization of due diligence, document execution, and securities compliance and is expected to occur by January 29, 1999. The investment will be in the form of a private placement and the stock to be issued will be subject to certain trading restrictions. The price was set at $1.75 per share, last price paid in a public stock transaction as of the date of the finalization of negotiations. The funds invested will be utilized by the registrant for working capital requirements related to its recent expansion of scheduled airline service in Montana and in the south central region of the United States. These shares are being purchased for investment purposes.
A director of the registrant, Stephen D. Huntington, is a principal of NRVF.


                         BIG SKY TRANSPORTATION CO.


                         By   /s/ Kim B. Champney

                              Kim B. Champney
                              President/CEO and Director